EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the use in this Registration Statement of our report dated May 30, 2007 on the financial statements of Millennium Group Worldwide Incorporated as of June 30, 2007, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ SHARPP & COMPANY, P.A.

     SHARPP & COMPANY, P.A.

Miami, Florida

October 2, 2007